Exhibit 4.1

                   CONVERTIBLE NOTE AGREEMENT

Up to $_______, subject to conditions
Walnut, California

Date:_____________, 2005

     FOR VALUE RECEIVED, the undersigned Digital Lifestyles Group Inc., a Delaware corporation ("Company"), hereby promises to pay to ___________, with an address of ___________________,
("Holder"), at such place as Holder may specify, in lawful money of the United States of America, the Initial Principal Amount (as defined herein) of __________________ ($______) Dollars on
________________, 2006 (the "Initial Maturity Date"), plus interest on the principal amount outstanding from time to time hereunder at a rate equal to seven percent (7%) per annum. Interest shall be calculated in arrears on the principal amount outstanding through the last day of each month and shall be due and payable in arrears in monthly installments on the first business day of each month commencing on ____________, 2005 for the Initial Principal Amount and ending on the Initial Maturity Date, as may adjusted according to this Agreement. All interest due hereunder shall be computed on the basis of a 365 day year.

     In the event that the Company satisfies the conditions set forth in Section 5 of this Agreement and Holder funds the Conditional Principal Amount (as defined herein), then the face value of this Agreement shall be increased by an additional ____________ ($________) Dollars to __________ ($______) Dollars
(which such principal amount due hereunder, as may be adjusted or if not adjusted, shall be referred to hereafter as the "Aggregate Principal Amount") and the Company promises to pay to Holder such Conditional Principal Amount on or by ___________, 2006 (the "Second Maturity Date") plus interest on the Aggregate Principal Amount outstanding from time to time hereunder at a rate equal to seven percent (7%) per annum. In the event of funding of the Conditional Principal Amount, then the Initial Maturity Date shall be delayed to correspond to the Second Maturity Date and the Aggregate Principal Amount shall be due and payable on the Second Maturity Date, which shall now be referred to hereinafter as the "Maturity Date". Interest shall be calculated and paid as stated above.

     The  Company  shall  pay  interest  only  on  the  Aggregate
Principal Amount outstanding hereunder from the date of this Agreement until the day immediately prior to the Maturity Date. On the Maturity Date, the Company shall repay the Aggregate Principal Amount outstanding plus any otherwise unpaid interest in the full amount, unless either (i) Holder elects to convert this Agreement into shares of common stock of the Company in accordance with Section 4; or (ii) the Company elects to prepay all of this Agreement in accordance with Section 3 and Holder declines or does not exercise his right to convert this Agreement into shares of common stock of the Company in accordance with
Section 4. In the event that Company elects to prepay part of this Agreement in accordance with Section 3 and Holder declines or does not exercise his right to convert this Agreement into shares of common stock of the Company in accordance with Section 4 (as may be adjusted pursuant to Section 7(m), then on the Maturity Date, the Company shall repay the remaining Aggregate Principal Amount then outstanding plus any otherwise unpaid interest in the full amount.

1. Advances; Payments. On or before the date of this Convertible Note Agreement (the "Agreement"), Holder will deliver to Company in immediately available funds the Initial Principal Amount specified above (net of any costs and expenses to be paid by Company to Holder). Thereafter, this Agreement may be adjusted as set forth in Section 5 and as stated above.

      All payments under this Agreement shall be applied first to interest and then to principal. Any principal or interest payments on this Agreement outstanding after the occurrence and during the continuance of a default under this Agreement shall bear interest at a rate equal to the lesser of (i) the lawful legal rate or (ii) three percent (3%) above the interest rate otherwise applicable under this Agreement.

<PAGE 1>

2.   Representations, Warranties and Covenants of Company.

          (a) Corporate Existence and Authority. Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite power to execute and deliver this Agreement, and to perform the provisions of this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by Company.

           (b) Compliance with Law. Company has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Company's ownership of real or personal property, the conduct and licensing of Company's business, and all environmental matters.

          (c) Disclosure. No representation, other statement or information made or provided by Company to Holder contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Holder not misleading.

           (d) Information. Company will provide Holder with access to or copies of Company's books, records, financial statements and such additional financial and other information as Holder may reasonably request from time to time; provided, however, to the extent such information is not otherwise publicly available, such information shall be kept confidential by Holder.

3. Prepayments. For the first six (6) months from the date of funding of the Initial Principal Amount or the Conditional Principal Amount, as the case may be, Company may not, at any time, prepay the loan evidenced hereby. Thereafter upon the expiration of the respective time periods, upon written notice by the Company to the Holder, Company may, at its option, elect to prepay all or part of the Aggregate Principal Amount plus any unpaid and accrued interest due hereunder without penalty. Thereafter, interest will continue to accrue as set forth herein on the remaining principal amount not prepaid by the Company. Notwithstanding any of the forgoing provisions, upon receipt of the Company's notice to prepay all or part of the Aggregate Principal Amount plus any unpaid and accrued interest due hereunder, Holder shall have the right to prevent Company from prepaying by electing to convert the principal amount due into shares of the common stock of the Company in accordance with
Section 4 herein.

4.   Optional Conversion.

          (a) At Holder's sole and exclusive option, at any time after the effective date of this Agreement or within three (3) business days following receipt of notice by the Company that it wishes to exercise its prepayment rights set forth in Section 3, the outstanding principle balance due under the loan as of the Conversion Date evidenced by this Agreement shall be convertible, without the payment of any additional consideration by the Holder and at the option of the Holder, into shares of common stock of the Company. In the event the Holder elects to convert, Company shall issue the number of shares of common stock equivalent to the amount calculated by converting the outstanding principle balance and all unpaid and accrued interest due under the loan evidenced by this Agreement as of the Conversion Date into such shares of common stock at a price per share of $0.25. The outstanding principal shall continue to accrue interest, and Company shall be obligated to pay such interest, according to the terms and conditions of this Agreement until the Conversion Date (as defined below). All unpaid and accrued interest due under the loan as of the Conversion Date evidenced by this Agreement shall be paid in cash within three (3) business days from the Conversion Date.

<PAGE 2>

           (b) In order for the Holder to convert all Aggregate Principal Amounts owing under this Agreement into shares of common stock of the Company, Holder shall deliver a written notice to Company that the Holder elects to convert this Agreement. Any conversion made at the election of the Holder shall be deemed to have been made immediately prior to the close of business on the date Company is deemed to have received such notice, and the Holder or its nominee or nominees entitled to receive the shares of common stock of the Company shall be treated for all such purposes as the record holder or holders of such shares of common stock on such date (the "Conversion Date"). Company shall have no obligation to issue any fractional shares upon conversion. Any fractional shares shall be rounded up to the nearest whole share.

          (c) The Company agrees (a) that the shares issuable upon conversion of this Agreement shall be "Registrable Securities" under the Registration Rights Agreement (the "Registration Rights Agreement") between the Company and Holder, a copy of which is attached hereto and incorporated herein by reference as Exhibit A and (b) that the Holder shall have the rights and obligations of a Holder set forth on the Registration Rights Agreement.

5.    Conditions.   The following conditions  shall  govern  this
Agreement:

      (a)   Holder  shall  hereby  agree  to  pay  ______________
($_______)  Dollars  immediately  upon  the  execution  of   this
Agreement by wire transfer ("Initial Principal Amount");

      (b) Holder shall be required to pay the remaining ________ ($______) Dollars on or before __________ by wire transfer or certified check ("Conditional Principal Amount"), subject to the Company receiving additional funding of $________ on or by
__________.

      In the event that the Company fails for any reason to receive additional funding of $_______ by_________, then Holder shall not be obligated to fund the Conditional Principal Amount. All other provisions of this Agreement shall remain in full force and effect with respect to the Initial Principal Amount.

6. Fees and Expenses. Each party to this Agreement shall be responsible for all costs and expenses, including reasonable attorneys' fees incurred in the preparation of this Agreement and the other documents executed in connection with this Agreement. Company shall also have delivered a warrant to purchase stock to Holder in form reasonably acceptable to Holder (together with the Agreement and any other documents delivered in connection with this Agreement, the "Loan Documents"). Company shall pay all reasonable and actual costs that Holder incurs in successfully enforcing this Agreement, including without limitation reasonable attorneys' fees and expenses.

7.   Events of Default; Remedies.

          (a)  Events of Default.  If any of the following events
("Events  of  Default") shall occur and be  continuing  (for  any
reason   whatsoever  and  whether  it  shall  be   voluntary   or
involuntary or by operation of law or otherwise):

               (i) default shall be made in the payment of the principal of, or interest on, the loan when and as the same shall become due and payable, whether at stated maturity, by acceleration, upon a mandatory prepayment due date or otherwise; or

<PAGE 3>

               (ii) default shall be made in the performance or observance of any covenant, agreement or condition contained in this Agreement and such default shall have continued for a period of five (5) business days; or

               (iii) Company's dissolution, termination of existence or insolvency, the appointment of a receiver of all or any part of the property of Company; an assignment for the benefit of creditors by Company; or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Company which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more; or

               (iv) any representation, warranty, financial statement or other information statement by Company to Holder, or any other documents or agreements contemplated hereby and thereby or in any certificate or other instrument delivered hereunder or pursuant hereto or in connection with any provision hereof shall be false or incorrect in any material respect on the date as of which made;

           then (x) upon the occurrence of any Event of Default described in (iii), the unpaid principal amount of the loan, together with the interest accrued thereon and all other amounts payable by Company under this Agreement, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company or (y) upon the occurrence of any other Event of Default, Holder may, by written notice to Company, declare the unpaid principal amount of the loan to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and all other amounts payable by Company hereunder.

          (b) Suits for Enforcement. If any Event of Default shall have occurred and be continuing, Holder may proceed to protect and enforce its rights against Company, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or Holder may proceed to enforce the payment by Company of all sums due under this Agreement or to enforce any other legal or equitable right of Holder. Company covenants that, if it shall default in the making of any payment due hereunder or in the performance or observance of any agreement contained in this Agreement, it will pay to Holder such further amounts, to the extent lawful, to cover any reasonable costs and expenses of collection or of otherwise enforcing Holder's rights, including without limitation the reasonable counsel fees and costs and expenses incurred in connection with any restructuring, negotiation, refinancing, workout, bankruptcy or other similar transaction or proceeding.

          (c) Remedies Cumulative. No remedy herein conferred upon Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          (d)  Remedies Not Waived.  No course of dealing between
Company and any other person and no delay or failure in exercising any rights hereunder or under the loan in respect thereof shall operate as a waiver of Holder's rights.

8.   Miscellaneous.

          (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Company, Holder and each of their respective successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each person who shall from time to time be a holder of the loan.

<PAGE 4>

          (b) Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed as follows, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given at the addresses set forth on the signature page:

          If to Company: Digital Lifestyles Group Inc..
                    ATTN: Andy Teng, CEO
                    727 Brea Canyon Road
                    #6
                    Walnut, CA 91789

          If to Holder:  __________________
                         __________________

          Any such notice or communication shall be deemed to have been duly given on the fifth (5th) day after being so mailed, the next business day after delivery by overnight courier, when received when sent by telecopy or upon receipt when delivered personally.

          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow.

          (d) Amendments. This Agreement may only be amended by a writing duly executed by the parties hereto.

          (e) Severability. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States of America, both substantive and remedial. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of California or in the United States
District Court for the Central District of the State of California and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

          (g) Entire Agreement. This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

          (h) Further Assurances. The parties agree to promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

<PAGE 5>

          (i) Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           (j) Assignments and Participations. Company may not assign its rights or obligations hereunder or under the loan without the prior written consent of Holder. Holder may assign all or any portion of the loan or warrant without the prior consent of Company. Holder may sell or agree to sell to one or more other persons a participation in all or any part of any of the loan or warrant without the prior consent of Company. Upon surrender of the loan or warrant, Company shall execute and deliver one or more substitute notes, warrants or other securities in such denominations required by Holder's designated transferee or transferees. Holder may furnish any information in the possession of Holder concerning Company, or any of its respective subsidiaries, from time to time to assignees and participants (including prospective assignees and participants).

           (k) Waivers; Indemnity. Company waives presentment and demand for payment, notice of dishonor, protest of this Agreement, and shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses. Company shall indemnify and hold harmless from any claim, obligation or liability (including without limitation reasonable attorneys fees and expenses) arising out of this Agreement.

           (l)  JURY WAIVER.  HOLDER AND COMPANY EACH WAIVES  ANY
RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT
OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

          (m) In the event of any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, or other similar corporate transaction or event (an "Event"), and in the opinion of the Board, such event affects the common stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the right or potential rights intended to be made available under this Agreement, then the Board shall, in such manner as it may deem equitable, including, without
limitation, adjust any or all of the following: (i)   the  number
and kind of shares of common stock (or other securities or property) which may be issued pursuant to this Agreement; (ii)
the   exercise  price  which  may  be  issued  pursuant  to  this
Agreement. The Board's determination under this section shall be final, binding and conclusive.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.

COMPANY:                           HOLDER:


By:  _____________________        By:_____________________
     Andy Teng
     Chief Executive Officer

<END>